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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of report (Date of earliest event reported):
                                 March 31, 2003

                             Algiers Resources, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                 000-26627                           13-4031359
         (Commission File Number)        (IRS Employer Identification No.)



      317 Madison Avenue, Suite 2310,
            New York, New York                         10017
   (Address of Principal Executive Offices)          (Zip Code)

                                 (212) 949-9696
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


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Item 4.  Changes in Registrant's Certifying Accountant.

         On March 31, 2003, Singer Lewak Greenbaum & Goldstein LLP ("Singer"), was dismissed as the independent public accountants of Algiers Resources, Inc. (the "Registrant"). Singer's reports on the Registrant's financial statements for the years ended December 31, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion and were not qualified as to audit scope or accounting principles, other than to express a belief that the Company may not continue as a going concern. During the Registrant's two most recent fiscal years ended December 31, 2002, and the subsequent interim period through March 31, 2003, there were no disagreements between the Registrant and Singer on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Singer's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

         On March 31, 2003, the Registrant engaged Lazar Levine & Felix LLP ("Lazar") to serve as the Registrant's independent public accountants for its fiscal year ending December 31, 2002. The decision to change accounts was approved by the Registrant's Board of Directors. During the years ended December 31, 2000 and 2001, and through the date of engagement, the Registrant did not consult Lazar with respect to the application of accounting principles to a specified transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Registrant's financial statements, and neither written nor oral advice was provided to the Registrant that was considered in reaching a decision as to any auditing or financial reporting issues, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.


Item 7.  Financial Statements and Exhibits.

(c)      Exhibits.

         Exhibit 16.1 Letter of Singer Lewak Greenbaum & Goldstein LLP regarding change in certifying accountant.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  ALGIERS RESOURCES, INC.
                                                  (Registrant)


Date: April 3, 2003                       By:  /s/ James Prestiano
                                               ---------------------------------
                                               James Prestiano, President